Exhibit 10.1

STANDARD PACIFIC CORP.

RIGHTS OFFERING

DEALER MANAGER AGREEMENT

August 4, 2008

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

1. The Rights Offering.

(a) Standard Pacific Corp., a Delaware corporation (the “Company”), proposes to distribute transferable rights (the “Rights”) to subscribe for and purchase, at the election of the holders of the Rights (the “Rights Holders”), an aggregate of approximately 50,000,000 shares (the “Underlying Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), to the holders of record of its Common Stock at 5 p.m., Eastern Time, on July 28, 2008 (the “Record Date”) at a subscription price of $3.05 per full share (the “Rights Offering”). Each Right consists of a subscription privilege allowing the Rights Holder to purchase 0.68523554 shares of Common Stock. It is anticipated that the Rights will be exercisable for a period of 19 days (starting on August 4, 2008 and ending on August 22, 2008), unless extended by the Company (the “Subscription Period”), and that through the next to last day in such period the Rights will be eligible for trading on the New York Stock Exchange (the “NYSE”). The Underlying Shares not so subscribed for by the Rights Holders within the Subscription Period shall be purchased on a per share equivalent basis by MP CA Homes LLC in the form of the Company’s preferred stock, subject to the terms of, and in accordance with, the investment agreement dated May 26, 2008 between such party and the Company, as amended by Amendment No. 1 to Investment Agreement dated June 27, 2008 between such party and the Company (the “Investment Agreement”). The Rights and the Underlying Shares are collectively referred to herein as the “Securities.” This Dealer Manager Agreement, as amended, supplemented or modified from time to time is referred to herein as this “Agreement.”

(b) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-149378), including a related prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the effective time pursuant to Rule 430B(f) of the Securities Act. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Securities Act.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

2. Appointment as Dealer Manager.

(a) The Company has previously engaged you as financial advisor pursuant to a letter agreement dated April 29, 2008 (as such letter agreement may be amended or modified, the “Engagement Letter”). The Company hereby appoints you as exclusive dealer manager with respect to the Rights Offering (in this capacity, the “Dealer Manager”), and authorizes you to act on its behalf in connection with the Rights Offering as specified herein, all in accordance with, and subject to the terms and conditions of, this Agreement, and the procedures described in the Registration Statement and the Prospectus. In such capacity you shall act as an independent contractor, and each of your duties arising out of your engagement pursuant to this Agreement shall be owed solely to the Company.

(b) As Dealer Manager, you agree, on the basis of representations, warranties and covenants of the Company contained herein and in accordance with customary practice, to perform those services in connection with the Rights Offering as are customarily performed by investment banks in connection with acting as a dealer manager of rights offerings of like nature, including, without limitation, using reasonable efforts to solicit the exercise of Rights pursuant to the Rights Offering, communicating generally regarding the Rights Offering with brokers, dealers, commercial banks and trust companies and other persons, including other Rights Holders, and facilitating meetings with Rights Holders.

(c) The Company further authorizes you to communicate with Mellon Bank N.A. Mellon Investor Services LLC, in its capacity as the rights agent (the “Rights Agent”) and The Altman Group, in its capacity as the information agent (the “Information Agent,” and together with the Rights Agent, the “Agents”) with respect to matters relating to the Rights

Offering. The Company has instructed the Rights Agent to advise you at least daily as to the number of Underlying Shares that have been subscribed pursuant to the Rights Offering and as to such other matters in connection with the Rights Offering as you may reasonably request.

3. No Liability for Acts of Brokers, Dealers, Banks and Trust Companies. Neither you nor any of your affiliates shall have any liability to the Company or any other person for any losses, claims, damages, liabilities and expenses (each, a “Loss” and collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person, and neither you nor any of your affiliates shall be liable for any Losses arising from your own acts or omissions in performing your obligations as Dealer Manager or as a Dealer hereunder, except for any such Losses which are determined in a final judgment by a court of competent jurisdiction to have resulted from your bad faith, gross negligence or willful misconduct. In soliciting subscriptions, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you, as Dealer Manager, are not to be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, security holder, creditors or of any other person. In soliciting subscriptions, you shall not be and shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company or any of its affiliates in connection with the Rights Offering or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as your agent. The Company shall have sole authority for the acceptance or rejection of any and all subscriptions.

4. The Rights Offering Material.

(a) The Company agrees to furnish you, at its expense, with as many copies as you may reasonably request of (i) each of the documents that is filed with the Commission or any other Federal, state, local or foreign governmental or regulatory authorities or any court (each an “Other Agency” and collectively, the “Other Agencies”) in connection with the Rights Offering and sale of Rights by you or any of your affiliates in accordance with a letter agreement dated the date hereof (the “Side Letter”) in respect of the Company’s share lending facility (the “Rights Sale”), including each Registration Statement, preliminary and final prospectus filed with the Commission and all documents incorporated therein by reference, (ii) each solicitation statement, disclosure document, or other explanatory statement, or other report, filing, document, release or communication mailed, delivered, published, or filed by or on behalf of the Company in connection with the Rights Offering, including a copy of the form of the Subscription Rights Certificate, the Instructions as to Use of Subscription Rights Certificate and the Notice of Guaranteed Delivery, (iii) each document required to be filed with the Commission pursuant to the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pertaining to either the Rights Offering or the Company during the term of this Agreement and (iv) each appendix, attachment, modification, amendment or supplement to any of the foregoing and all related documents (each of (i), (ii), (iii) and (iv), together with each document incorporated by reference into any of the foregoing, the “Rights Offering Material”). The Rights Offering Material has been or will be prepared and approved by, and is the sole responsibility of, the Company. At or before the commencement of the Rights Offering, the Company shall cause to be issued a press release setting forth the material terms of the Rights Offering, and the Company shall cause to be deliver in a timely manner to each Rights Holder the Prospectus, a Subscription Rights Certificate or Subscription Rights Certificates representing such Rights Holder’s Rights, the Instructions as to Use of Subscription Rights Certificate and the Notice of Guaranteed Delivery and any other offering materials prepared by the Company expressly for use by Rights Holders in connection with the Rights Offering (in each case, to the extent described in the Prospectus). Thereafter, to the extent practicable, the Company shall use its reasonable best efforts to cause copies of such materials to be mailed to each person who makes a reasonable request therefor.

(b) The Company acknowledges and agrees that you may use the Rights Offering Material as specified herein without assuming any responsibility for independent investigation or verification on your part and the Company represents and warrants to you that you may rely on the accuracy and adequacy of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the Company’s assets or liabilities, except with respect to any statements contained in, or any matter omitted from, the Rights Offering Material in reliance upon and in conformity with information furnished or confirmed in writing by you to the Company expressly for use therein. Any such investigation or verification by you, at your sole discretion, shall not relieve the Company of any responsibility for the Rights Offering Material or for its representations, warranties or indemnities contained herein.

(c) You hereby agree that you will not disseminate any written material in connection with the Rights Offering other than the Rights Offering Material.

(d) The Company agrees that no Rights Offering Material will be used in connection with the Rights Offering or filed with the Commission or any Other Agency with respect to the Rights Offering without first obtaining your prior approval, which approval shall not be unreasonably withheld, delayed or conditioned.

(e) You are authorized to use copies of the Rights Offering Material in connection with the Rights Offering, but shall have no obligation to cause copies of the Rights Offering Material to be transmitted generally to the Rights Holders.

5. Compensation. You will receive the fee as set forth in the Engagement Letter in connection with the transactions contemplated by the Investment Agreement, and you agree that the portion of such fee that is attributable to the Rights Offering is equal to 3.60% of the gross proceeds to be raised in the Rights Offering, or $5,500,000. Nothing in this Agreement shall affect your rights to receive any fees, compensation or reimbursement set forth in the Engagement Letter in accordance with the terms thereof.

6. Expenses of Dealer Manager and Others. In addition to your compensation for services hereunder pursuant to Section 5 hereof, the Company agrees to pay directly, or reimburse you, as the case may be, for (i) all fees and expenses relating to the preparation, printing, filing, mailing and publishing of the Rights Offering Material, (ii) all fees and expenses of other persons rendering services on the Company’s behalf in connection with the Rights Offering, including the Agents, (iii) all advertising charges incurred by the Company in connection with the Rights Offering, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to Dealers (including you), banks, trust companies and other financial intermediaries as reimbursement for their customary mailing and handling expenses incurred in forwarding the Rights Offering Material to their customers, (v) all fees and expenses payable in connection with the registration or qualification of the Securities under state securities or “blue sky” laws, (vi) all listing fees and any other fees and expenses incurred in connection with the listing on the NYSE of the Securities, (vii) the filing fee, if any, of the Financial Industry Regulatory Authority, Inc. relating to the Rights Offering and (viii) all other expenses incurred by you in connection with the Rights Offering or otherwise in connection with the performance of your services hereunder. Notwithstanding anything contained herein to the contrary, all expense payments and reimbursements hereunder shall be subject to the aggregate expense reimbursement limitation set forth in the Engagement Letter (and shall be aggregated with all other expenses paid or payable by the Company to you under the Engagement Letter for calculating whether such limitation has been met). All payments to be made by the Company pursuant to this Section 6 shall be made promptly against delivery to the Company of statements therefor. The Company shall be liable for the foregoing payments whether or not the Rights Offering is commenced, withdrawn, terminated or canceled or whether you withdraw pursuant to Section 13 hereof.

7. Rights Holder Lists. The Company will cause you to be provided with cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the number of Rights held by, the Rights Holders, as of the first date of the Subscription Period and will cause you to be advised from day to day during the period of the Rights Offering as to any transfers of record of Rights.

8. Additional Obligations of the Company.

(a) The Company will furnish to you, without charge, one conformed copy of the Registration Statement as first filed with the Commission and any post-effective amendments thereto, including all of the documents incorporated by reference therein and all financial statements and schedules.

(b) The Company shall cooperate with you and your counsel in connection with the registration or qualification of the Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Securities and the Rights Sale and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

(c) Intentionally omitted.

(d) The Company will use its reasonable best efforts to cause any post-effective amendments to the Registration Statement, to the extent necessary, to become effective as promptly as practicable. The Company will prepare and file, as required, any and all necessary amendments or supplements to any of the Rights Offering Material, will promptly furnish to you true and complete copies of each such amendment and supplement within a reasonable period of time prior to the filing thereof and, as applicable, will use its reasonable best efforts to cause the same to become effective as promptly as practicable.

(e) The Company shall advise you promptly of (i) the time when any post-effective amendment to the Registration Statement becomes effective, (ii) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or materially modify the Rights Offering, (iii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it knows and which it believes would require the making of any material change in any of the Rights Offering Material then being used in connection with the Rights Offering or Rights Sale or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iv) any proposal or requirement to make, amend or supplement any filing required by the Securities Act in connection with the Rights Offering or, to the knowledge of the Company, the Rights Sale or to make any filing in connection with the Rights Offering or, to the knowledge of the Company, the Rights Sale pursuant to any other applicable law, rule or regulation, (v) the issuance by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Rights Offering or, to the knowledge of the Company, the Rights Sale (and, if in writing, the Company will furnish you with a copy thereof), (vi) the suspension of qualification of the Rights or the Common Stock in any jurisdiction, (vii) any material developments in connection with the Rights Offering or, to the knowledge of the Company, the Rights Sale, including, without limitation, the commencement of any lawsuit concerning the Rights Offering or, to the knowledge of the Company, the Rights Sale and (viii) any other information relating to the Rights Offering, the Rights Sale, the Rights Offering Material or this Agreement that you may from time to time reasonably request.

(f) Prior to the consummation or termination of the Rights Offering, the Company shall furnish to you, a reasonable time prior to their filing with the Commission, a copy of any financial statements of the Company and its consolidated subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Prospectus.

(g) The Company will use its reasonable best efforts to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and other applicable securities laws.

(h) If prior to the consummation or termination of the Rights Offering, any event shall occur or condition shall exist as a result of which, in the opinion of your counsel, it becomes necessary to amend or supplement the Registration Statement and Prospectus in order to make the statements therein, in the light of the circumstances when such event occurs or such condition exists, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Registration Statement and Prospectus to comply with applicable law, the Company will prepare and file with the Commission an appropriate amendment or supplement to the Registration Statement and Prospectus so that the statements in the Registration Statement and Prospectus, as so amended or supplemented, will not, in the light of the circumstances when such event occurs or such condition exists, be misleading, or so that the Registration Statement and Prospectus will comply with applicable law, and to furnish you as many copies thereof as you may reasonably request.

(i) The Company will use the net proceeds received by it in connection with the Rights Offering in the manner specified in the Registration Statement and Prospectus under the caption “Use of Proceeds.”

(j) To the extent the same has not already been covered through due diligence investigations performed by you or on your behalf through the date hereof, the Company shall cooperate with your reasonable additional due diligence investigations to verify the accuracy and completeness of the disclosure contained in the Registration Statement, any post-effective amendment to the Registration Statement, the Prospectus and the other Rights Offering Material (as amended or supplemented), and the accuracy and completeness of any of the representations, warranties or statements of the Company, or the fulfillment of any of the conditions herein contained.

(k) The Company will make generally available to its security holders as soon as practicable an earnings statement covering the twelve-month period ending September 30, 2009 that shall satisfy the provisions of Section 11(a) of the Securities Act.

(l) Subject to meeting the listing requirements of the NYSE, the Company will use its reasonable best efforts to cause the Securities to be approved for trading or listing (as applicable) on the NYSE.

(m) The Company shall use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the consummation of the Rights Offering and to satisfy all conditions precedent to your obligation to render services pursuant to this Agreement.

9. Additional Representations and Warranties of the Company. The Company represents and warrants to you:

(a) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(b) Each subsidiary of the Company has been duly incorporated or, in the case of a partnership or limited liability company, formed and is a validly existing corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate, limited liability company or partnership, as applicable) to own its properties and conduct its business as described in the Registration Statement and Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable, and all of the partnership or membership interests of each subsidiary that is a partnership or limited liability company have been duly authorized and validly issued; and the outstanding capital stock or partnership or membership interests of each subsidiary of the Company, directly or through subsidiaries, is owned by the Company free from liens, encumbrances and defects, except in each case for matters that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(c) The Company has all corporate power and authority necessary to commence and consummate the Rights Offering, to execute and deliver this Agreement, the Side Letter and the Engagement Letter and to perform its obligations under this Agreement, the Side Letter and the Engagement Letter. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement, the Side Letter and the Engagement Letter have been duly and validly authorized by the Company; and each of this Agreement, the Side Letter and the Engagement Letter has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except that the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity.

(d) Neither the date of this Agreement is, nor the consummation of the Rights Offering will be, more than three years subsequent to the initial effective date of the Registration Statement. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act, including (x) neither the Company nor any subsidiary of the Company in the preceding three years having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order, as described in Rule 405 of the Securities Act, and (y) the Company, in the preceding three years, not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having a registration statement be the subject of a proceeding under Section 8 of the Securities Act, and not having been the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, all as described in Rule 405 of the Securities Act. The Company has paid the required Commission filing fees relating to the Securities..

(e) The Company has filed or will have filed at commencement of the Rights Offering the Registration Statement, the Prospectus and all other documents required to be filed at that time pursuant to the Securities Act and the rules and regulations promulgated by the Commission thereunder and pursuant to all other applicable rules and regulations of the Commission and Other Agencies, copies of which (including the documents filed or to be filed therewith as exhibits thereto) in the form filed or to be filed, have been or will be promptly furnished to you. The Registration Statement and the Prospectus, as of the first day of the Subscription Period, the date the Company files its Quarterly Report on Form 10-Q (or any amendment thereto), the last day of the Subscription Period and on the date when the Underlying Shares are issued to the Rights Holders who exercise the Rights (the “Settlement Date”), complied and will comply (and with respect to the date the Company files its Quarterly Report on Form 10-Q (or any amendment thereto), when so filed) in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, and, as of such dates, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation is made with respect to any statements contained in, or any matter omitted from, the Registration Statement or Prospectus in reliance upon and in conformity with information furnished or confirmed in writing by you to the Company expressly for use therein.

(f) Each preliminary prospectus, if any, filed as part of the Registration Statement in connection with the Rights Offering as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act.

(g) The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply in all material respects with the requirements of the Exchange Act.

(h) The information in the Registration Statement and Prospectus under the captions “Description of Securities - Common Stock, Preferred Stock and Depositary Shares” (as such description may be modified by any document incorporated by reference into the Registration Statement and Prospectus after the date hereof, with respect to changes in the amended and restated certificate of incorporation after the date hereof), “This Rights Offering” and “Certain U.S. Federal Income Tax Considerations”, to the extent that it constitutes summaries of legal matters or documents referred to therein, fairly and accurately summarizes the matters referred to therein.

(i) The Rights Offering, the issuance and sale of the Underlying Shares pursuant to the Rights Offering and the execution, delivery and performance of this Agreement and the Side Letter by the Company comply and will comply in all material respects with all applicable requirements of Federal, state, local and foreign law, including, without limitation, any applicable regulations of the Commission and Other Agencies, and all judgments, orders or decrees applicable to the Company or its subsidiaries; and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required in connection with the execution, delivery and performance of this Agreement and the Side Letter by the Company or the commencement or consummation by the Company of the Rights Offering, except (i) the listing of the Shares on the New York Stock Exchange, (ii) as described in the Rights Offering Material, (iii) such as have been obtained or made or (iv) such as could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to execute, deliver and perform this Agreement or to commence and consummate the Rights Offering in accordance with its terms.

(j) The Rights Offering, the issuance and sale of the Underlying Shares pursuant to the Rights Offering and the execution, delivery and performance of this Agreement and the Side Letter by the Company, do not and will not (i) result in a violation of any of the provisions of the restated Certificate of Incorporation or amended and restated By-laws (or similar organizational documents), as currently in effect, of the Company or any of its subsidiaries or (ii) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice or lapse of time) under, any loan or credit agreement, indenture, deed of trust, mortgage, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound, except as to such violation, breach or default (A) which is described in the Rights Offering Material or (B) which could not be reasonably expected to have a Material Adverse Effect or to materially adversely affect the ability of the Company to execute, deliver and perform this Agreement and the Side Letter or to commence and consummate the Rights Offering in accordance with its terms.

(k) No stop order suspending the effectiveness of the Registration Statement is in effect, and, to the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

(l) Except as disclosed in the Registration Statement and Prospectus, since the date of the latest audited financial statements included in the Registration Statement and Prospectus, there has been no material adverse change, nor any development or event reasonably likely to result in a material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Registration Statement and Prospectus, including the Rights, or quarterly dividends declared and paid in accordance with past practices, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(m) Except as disclosed in the Registration Statement and Prospectus, (i) there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties by or before any court, other governmental agency or body or arbitrator (A) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, (B) that is reasonably likely to materially adversely affect the ability of the Company to perform its obligations under this Agreement or to commence or consummate the Rights Offering in accordance with its terms or (C) that is otherwise required to be disclosed in the Registration Statement and Prospectus; and (ii) to the Company’s knowledge, no such actions, suits or proceedings are threatened.

(n) The Company has the authorized equity capitalization set forth in the Registration Statement and Prospectus. All of the outstanding capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and Prospectus, has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights.

(o) Except as disclosed in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company, on the one hand, and any person, on the other hand, that would give rise to a valid claim against the Company or the Dealer Manager for a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the issuance and sale of the Securities.

(p) The Rights conform in all material respects to the description thereof contained in the Registration Statement and Prospectus, have been duly authorized for issuance, and, when issued in accordance with such authorization, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to and limited by (i) bankruptcy, insolvency, receivership, fraudulent conveyance, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) consideration of public policy and (iv) standards of good faith, fair dealing, course of dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies).

(q) The issuance of the Underlying Shares has been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Rights Offering, will be duly and validly issued, fully paid and nonassessable, with no violation of any preemptive or similar rights, and will conform in all material respects to the description of the Common Stock in the Registration Statement and Prospectus. There are, or will be prior to the commencement of the Rights Offering, sufficient authorized shares of Common Stock of the Company to be issued in connection with the Rights Offering, assuming all Underlying Shares are fully subscribed for by the Rights Holders in connection with the Rights Offering.

(r) Except as disclosed in the Registration Statement and Prospectus, (i) the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that materially interfere with the use made or to be made thereof by the Company or its subsidiaries; and (ii) the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions; except in each case for such liens, encumbrances, defects and exceptions that (1) are typically encountered in the development and acquisition of properties in the ordinary course of the Company’s business and the financing thereof, or (2) individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(s) The Company and its subsidiaries (i) possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorities or permits (1) that the Company or its subsidiaries are seeking or expect to seek to obtain in the ordinary course of business consistent with past practice, or (2) the failure to obtain or maintain is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and (ii) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(t) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.

(u) The Company and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights presently employed by the Company or any of its subsidiaries, except for such matters as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(v) Except as disclosed in the Registration Statement and Prospectus, to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances, (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(w) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented (except as disclosed in the Registration Statement and Prospectus).

(x) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Securities Act.

(y) The Rights have been approved for listing or trading (as applicable) on the NYSE. The Shares will have been, prior to the consummation of the Rights Offering, approved for trading on the NYSE.

(z) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”); and, after giving effect to the offering of the Securities in connection with the Rights Offering, will not be an “investment company” as defined in the Investment Company Act.

(aa) Any certificate signed by any officer of the Company and delivered to you or to your counsel expressly in connection with the Rights Offering shall be deemed a representation of the Company to you as to the matters covered thereby.

10. Conditions to Obligations of the Dealer Manager. Subject to applicable laws, rules and regulations, your obligation to render services pursuant to this Agreement and your or your affiliates’ obligations in connection with the Rights Sale in accordance with the Side Letter shall at all times be subject, in your discretion, to the following conditions:

(a) The Company at all times shall have performed in all material respects all of its obligations hereunder and under the Engagement Letter theretofore to be performed.

(b) All representations, warranties and other statements of the Company contained in this Agreement are now, and at the commencement of, at all times during the continuance of, and upon the consummation of, the Rights Offering shall be, true and correct in all material respects.

(c) The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the knowledge of the Company, no proceedings for such purpose shall be pending before or threatened by the Commission.

(d) You shall have received the following documents, dated the first day of the Subscription Period:

(1) opinions of Gibson Dunn & Crutcher LLP, special counsel to the Company, addressed to you, with respect to the matters set forth in Exhibit A hereto.

(2) opinions of Shearman & Sterling LLP, counsel to the Dealer Manager, addressed to you, in form and substance reasonably satisfactory to you.

(3) a letter addressed to you, satisfactory in form to you and your counsel, of Ernst & Young LLP, independent accountants for the Company, subject to your providing the appropriate representation letters to such accountants, containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

(4) a reliance letter of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Company, addressed to you, with respect to the opinions delivered to the Company and filed pursuant to Item 601(b)(5) of Regulation S-K as an exhibit to the Registration Statement.

(e) From and after the filing with the Commission of the Company’s Quarterly Report on Form 10-Q (or any amendment thereto), you shall have received the following documents upon the date of such filing by the Company:

(1) a letter of Gibson, Dunn & Crutcher LLP, special counsel to the Company, addressed to you, with respect to the matters set forth in Section 2 of Exhibit A hereto.

(2) a letter of Shearman & Sterling LLP, counsel to the Dealer Manager, addressed to you, in form and substance reasonably satisfactory to you.

(3) a letter addressed to you, satisfactory in form to you and your counsel, of Ernst & Young LLP, independent accountants for the Company, subject to your providing the appropriate representation letters to such accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

(4) a certificate of a duly authorized officer of the Company, with respect to the matters set forth in Exhibit B hereto dated as of such date.

(f) At the Settlement Date, you shall have received the following documents, dated the Settlement Date:

(1) opinions of Gibson Dunn & Crutcher LLP, special counsel to the Company, addressed to you, confirming the opinions delivered pursuant to subparagraph (d)(1) above as of the Settlement Date.

(2) opinions of Shearman & Sterling LLP, counsel to the Dealer Manager, addressed to you, confirming the opinions delivered pursuant to subparagraph (d)(2) above as of the Settlement Date.

(3) a letter addressed to you, satisfactory in form to you and your counsel, of Ernst & Young LLP, independent accountants for the Company, subject to your providing the appropriate representation letters to such accountants, containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

(4) a certificate of a duly authorized officer of the Company, confirming the certificate delivered pursuant to subparagraph (e)(4) above as of the last day of the Subscription Period and as of the Settlement Date.

(5) a reliance letter of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Company, addressed to you, with respect to the opinions delivered to the Company and filed pursuant to Item 601(b)(5) of Regulation S-K as an exhibit to the Registration Statement, as of the Settlement Date.

(g) Your counsel shall have been furnished with all such other documents and certificates as they may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company hereunder, the performance of any of the obligations of the Company hereunder, or the fulfillment of any of the conditions contained herein.

(h) It shall not have become unlawful under any law, rule or regulation, Federal, state or local, for you to render services pursuant to this Agreement, or to continue so to act, as the case may be.

(i) Upon the expiration of the Subscription Period, all of the conditions precedent for MP CA Homes LLC to consummate the Second Closing Transactions (as defined in the Investment Agreement) as specified in Article VIII thereof will be satisfied (other than conditions that by their terms are to be satisfied at the Second Closing (as defined in the Investment Agreement)).

(j) The Company shall have afforded you and any of your affiliates on reasonable notice, a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for transactions pursuant to which you or any of your affiliates would act as an underwriter of equity securities (including, without limitation, the availability at least once per week of the chief financial officer and general counsel to respond to questions regarding the business and financial condition of the Company and the availability for inspection such records and other information as you or your affiliates may reasonably request).

11. Indemnification.

(a) The Company agrees to hold harmless and indemnify you (including any affiliated companies) and any officer, member, director, partner, employee or agent of you or any of such affiliated companies and any entity or person controlling (within the meaning of Section 20(a) of the Exchange Act) you, including any affiliated companies (collectively, the “Indemnified Persons”), from and against any and all Losses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Rights Offering Material or in any other material used by the Company, or expressly authorized by the Company for use in connection with the Rights Offering, the Rights Sale or the transactions contemplated thereby, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon information furnished by you to the Company expressly for use therein), (ii) arising out of or based upon the commencement of, or any withdrawal or termination by the Company of, or failure by the Company to commence or consummate, the Rights Offering or the transactions contemplated thereby or any other failure by the Company to comply with the terms and conditions specified in the Rights Offering Material, (iii) arising out of the breach or alleged breach by the Company of any representation, warranty or covenant set forth in this Agreement, (iv) arising out of, relating to or in connection with any other action taken or omitted to be taken by an Indemnified Person in connection with the Rights Offering or (v) otherwise arising out of, relating to or in connection with the Rights Offering, the other transactions described in the Rights Offering Material or your services as Dealer Manager hereunder, provided that clauses (iv) and (v) shall not cover any actions or otherwise cover any Losses arising out of, relating to or in connection with the Rights Offering, the other transactions to be undertaken described in the Rights Offering Material or your services as Dealer Manager, to the extent relating to the Rights Sale. The Company shall not, however, be responsible for any Loss pursuant to clauses (iv) or (v) of the preceding sentence of this Section 11 which has been finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct on the part of any Indemnified Person, other than any Loss arising out of or resulting from actions performed or omitted to be performed at the request of, with the consent of, or in conformity with actions taken or omitted to be taken by, the Company.

(b) The Company and you agree that if any indemnification sought by any Indemnified Person pursuant to this Section 11 is unavailable for any reason or insufficient to hold you harmless, then, in lieu of such indemnification, the Company and you shall contribute to the Losses in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and the relative benefits received (or anticipated to be received) by you, on the other hand, and in connection with the Rights Offering and the Rights Sale or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of the Company, on the one hand, and you, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by you to all Losses with respect to which contribution is available hereunder shall not exceed the financial advisory fee payable to you in connection with the Rights Offering as set forth in Section 5 (excluding any amounts paid as reimbursement of expenses). It is hereby agreed that the relative benefits to the Company, on the one hand, and you, on the other hand, with respect to the Rights Offering and the transactions contemplated thereby shall be deemed to be in the same proportion as (i) the total net proceeds (before deducting expenses) to the Company pursuant to the Rights Offering and the Rights Sale (whether or not the Rights Offering or the Rights Sale are consummated) bears to (ii) the fees payable to you from the Company in connection with your engagement hereunder (excluding any amounts paid as reimbursement of expenses). The relative fault of the Company, on the one hand, and of you and other Indemnified Persons, on the other hand, (x) in the case of an untrue or alleged untrue statement of a material fact, shall be determined by reference to, among other things, whether such action or omission relates to information supplied by the Company or by you and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (y) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted by the Company or by you and the parties’ relative intent, knowledge, access to information and opportunity to prevent such action or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c) The Company also agrees to reimburse each Indemnified Person for all reasonable, documented expenses (including reasonable, documented fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to any action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 11 or enforcing this Agreement, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

(d) The Company agrees that it will not, without your prior written consent, settle, compromise or consent to the entry of any judgment in any pending or threatened claim,

action or proceeding in respect of which indemnification may be sought hereunder (whether or not you, any other Indemnified Person or the Company is an actual or potential party), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person.

(e) The foregoing rights to indemnity and contribution shall apply whether or not the Indemnified Person is a formal party to such litigation or proceeding and shall be in addition to any other right which you and the other Indemnified Persons may have against the Company at common law or otherwise.

12. Reference to Dealer Manager. The Company agrees that any reference to you in any Rights Offering Material, or any other release, publication or communication of the Company or its representatives to any party outside the Company is subject to your prior approval, which shall not be unreasonably withheld. If you resign or are terminated prior to the dissemination of any Rights Offering Material or any other release or communication, no reference shall be made therein to you without your prior written permission.

13. Withdrawal. In the event that (i) the Company uses or permits the use of any Rights Offering Material in connection with the Rights Offering or files any such material with the Commission without your prior approval, (ii) the Company shall have breached in any material respect any of its representations, warranties, agreements or covenants herein or in the Engagement Letter, or failed to perform in any material respect its obligations herein or in the Engagement Letter, (iii) at any time during the Subscription Period, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened in writing by the Commission, or a request to the Company for additional information on the part of the Commission shall not have been satisfied to your reasonable satisfaction or there shall have been issued, at any time during the Rights Offering, any temporary restraining order or injunction restraining or enjoining you from acting in your capacity as Dealer Manager hereunder and such temporary restraining order or injunction is then in effect and has not been stayed or vacated, or (iv) the Company shall have amended the material terms of the Rights Offering without your prior consent, then you shall be entitled to withdraw by written notice as Dealer Manager in connection with the Rights Offering without any liability or penalty to you or any Indemnified Person for such withdrawal, and without loss of any right to the indemnification provided in Section 11 hereof, the payment of all fees and expenses payable under this Agreement which have accrued to the date of such withdrawal or would otherwise be due to you on such date, or the benefit of any other provisions surviving such withdrawal pursuant to Section 14 hereof. If you withdraw as Dealer Manager pursuant to this paragraph, the fees accrued and reimbursement for your expenses through the date of such withdrawal shall be paid to you on or promptly after such date.

14. Termination. This Agreement shall terminate upon the earliest to occur of (i) the expiration, termination or withdrawal of the Rights Offering, (ii) the date you give notice that any of the conditions specified in Section 10 hereof have not been fulfilled, as of the date they are required to be so fulfilled, or (iii) your withdrawal as Dealer Manager pursuant to Section 13 hereof, it being understood that Sections 3, 5, 6, 8, 9, 11, 12, 14, 16, 19, 20, 21, 22 and 23 hereof shall survive any termination of this Agreement.

15. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid return receipt requested) to the applicable party at the addresses indicated below:

(a) if to the Dealer Manager:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Telecopy No: (212) 325-4296

Attention: LCD-IBD

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Telecopy No: (212) 848-7179

Attention: Robert Evans III

(b) if to the Company:

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

Telecopy No.: (949) 789-1600

Attention: Corporate Secretary

with a copy to:

Gibson Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, California 92612

Telecopy No: (949) 451-3800

Attention: Michelle A. Hodges

16. Consent to Jurisdiction; Service of Process. The Company hereby (a) submits to the jurisdiction of any New York State or Federal court sitting in the City of New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of an inconvenient forum, (d) agrees not to commence any action or proceeding relating to this Agreement other than in a New York State or Federal court sitting in the City of New York and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17. Absence of Fiduciary Relationship . The Company acknowledges and agrees that:

(a) you have been retained pursuant to this Agreement solely to act as Dealer Manager in connection with the Rights Offering and that no fiduciary, advisory or agency relationship between you, on the one hand, and the Company, on the other hand, has been created in respect of this Agreement, irrespective of whether you have advised or are advising the Company on other matters (including, without limitation, pursuant to the Engagement Letter);

(b) the Company has been advised that you and your affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that you have no obligation pursuant to this Agreement to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(c) the Company waives, to the fullest extent permitted by law, any claims they may have against you pursuant to this Agreement for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that you shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

18. Entire Agreement. This Agreement and the Engagement Letter constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

19. Amendment. This Agreement may not be amended except in writing signed by each party to be bound thereby.

20. Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, applicable to contracts made and to be performed therein.

21. Waiver of Jury Trial. EACH PARTY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE RIGHTS OFFERING).

22. Counterparts; Severability. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

23. Parties in Interest. This Agreement, including rights to indemnity and contribution hereunder, shall be binding upon and inure solely to the benefit of each party hereto, the Indemnified Persons and their respective successors, heirs and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

24. Tombstone. The Company acknowledges that you may at your expense place an announcement in such newspapers and periodicals as you may choose, stating that you have acted or are acting as Dealer Manager to the Company in connection with the Rights Offering.

Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

Standard Pacific Corp.

By:	/s/ Andrew H. Parnes
Name:	Andrew H. Parnes
Title:	Executive Vice President—Finance and Chief Financial Officer

Accepted as of the date first above written:

Credit Suisse Securities (USA) LLC

By:	/s/ Eric Anderson
Name:	Eric Anderson
Title:	Managing Director